Exhibit (a)(5)(F)



               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

JONES APPAREL GROUP, INC. and               )
MSC ACQUISITION CORP.,                      )
                                            )
                           Plaintiffs,      )
                                            )
         v.                                 )        C.A. No. 365-N
                                            )
MAXWELL SHOE COMPANY INC.,                  )
MARK J. COCOZZA, JAMES T.                   )
TINAGERO, STEPHEN A. FINE,                  )
MALCOLM L. SHERMAN and                      )
ANTHONY J. TIBERII,                         )
                                            )
                           Defendants       )

                   STIPULATION REGARDING DISMISSAL OF CLAIMS
                   -----------------------------------------

          IT IS HEREBY STIPULATED AND AGREED, this 20th day of April, 2004,

that Counts I, III and IV of the Verified Complaint filed by plaintiffs on

March 31, 2004 are dismissed without prejudice.


                                            RICHARDS LAYTON & FINGER, P.A.


                                            /s/ Brock E. Czeschin
                                            _________________________________
                                            Jesse A. Finkelstein (#1090)
                                            Raymond J. DiCamillo (#3188)
                                            Brock E. Czeschin (#3938)
                                            One Rodney Square
                                            Wilmington, Delaware  19801
                                            (302) 651-7700
                                              Attorneys for Plaintiffs Jones
                                              Apparel Group, Inc. and MSC
                                              Acquisition Corp.

OF COUNSEL:

CRAVATH, SWAINE & MOORE LLP
825 Worldwide Plaza
815 Eighth Avenue
New York, NY  10019-7475
(212) 474-1000

                                            MORRIS, NICHOLS, ARSHT & TUNNELL

                                            /s/ William M. Lafferty
                                            __________________________________
                                            William M. Lafferty (#2755)
                                            David J. Teklits (#3221)
                                            Patricia R. Uhlenbrock (#4011)
                                            1201 N. Market Street
                                            Wilmington, Delaware  19801
                                            (302) 658-9200
                                              Attorneys for Defendants Maxwell
                                              Shoe Company, Inc., Mark J.
                                              Cocozza, James T. Tinagero,
                                              Stephen A. Fine, Malcolm L.
                                              Sherman and Anthony J. Tiberii


OF COUNSEL:

GIBSON, DUNN & CRUTCHER LLP
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000





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